Exhibit 99.1

For Immediate Release

Union Street Acquisition Corp. to Acquire RAZOR Business Strategy Consultants, LLC

and Archway Marketing Services, Inc.

Highlights

•	Combination of complementary businesses will establish Marketing Operations Management platform with a unique fully-integrated service offering

•	2007 combined unaudited revenue and EBITDA was $106.1 million and $14.9 million, respectively

•	Two-year historical revenue and EBITDA CAGR of 18.4% and 109.5% from 2005 to 2007, respectively

•	Diversified client roster of leading national marketers with no client accounting for greater than 10% of revenue

•	Highly visible, recurring revenue with greater than 90% of estimated 2008 revenue under contract

•	Total consideration of $110.3 million to include $97.3 million of cash and $13.0 million of stock

•	Attractive valuation: lower Enterprise Value to EBITDA multiple and P/E/G ratio than publicly-traded comparables, based on Union Street’s liquidation value of approximately $8.00 per share

Alexandria, VA, February 27, 2008 – Union Street Acquisition Corp. (AMEX: USQ, USQ.U, USQ.WT) (“Union Street”) announced today that it has entered into definitive agreements to acquire privately held RAZOR Business Strategy Consultants, LLC (“RAZOR”), a rapidly growing direct and interactive marketing agency, and Archway Marketing Services, Inc. (“Archway”), a leading provider of marketing operations management services, which is a subsidiary of AHL Services, Inc. (“AHL”). Both RAZOR and Archway have emerged as industry-leading outsourced marketing service providers and each has built a solid business around its core competencies.

•	RAZOR Business Strategy Consultants, LLC

Headquartered in Dallas, TX, RAZOR is a rapidly growing direct and interactive retail marketing agency that uncovers smarter ways for clients to build their businesses. Founded in 2003, RAZOR has approximately 165 employees and serves leading national marketers that include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins, Wendy’s, Wireless Toyz and Habitat for Humanity. RAZOR is focused on heavy data analytics and program design services, including customer and transaction analytics, media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications.

This strategy has translated into significant top line and bottom line growth, as gross revenue and EBITDA grew to $17.1 million and $4.5 million in 2007, respectively, both representing a two-year compound annual growth rate of 37%. RAZOR has been recognized by Ad Age as the #1 growth Marketing Services Agency in 2006 and was among its Top 40 Marketing Services Agencies in 2007. For more information, visit www.razordriven.com.

•	Archway Marketing Services, Inc.

Based in Minneapolis, MN, Archway Marketing Services Inc., a subsidiary of AHL Services, is a leading provider of Marketing Operations Management solutions. Founded in 1953, Archway has grown to approximately 580 employees across eight North American facilities and six on-site locations. The company is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. The company offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range of industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology.

Over the past 50 years, the company has built a strong portfolio of clients and serves leading national marketers that include Target, General Motors, AstraZeneca, General Mills, JP Morgan Chase and Microsoft. Archway has experienced rapid growth in recent years, growing revenue by a two-year compound annual growth rate of 16% to $89.0 million in 2007 and increasing EBITDA from $1.0 million to $10.4 million between 2005 and 2007. For more information, visit www.archway.com .

Overview of the Combined Businesses

RAZOR and Archway are highly complementary businesses. The combination of their operations is anticipated to create a uniquely positioned provider of end-to-end solutions from marketing strategy to outsourced execution.

•

Fully-integrated provider of end-to-end marketing solutions. Archway and RAZOR have built core competencies in different segments of the marketing services supply chain. Together, Archway and RAZOR will be uniquely positioned to offer clients the opportunity to outsource the full scope of responsibilities for a marketing program, including:

•	Marketing strategy development;

•	Program budgeting;

•	Creative design;

•	Marketing communications design;

•	Marketing materials procurement;

•	Marketing materials distribution;

•	Measurement and reporting of campaign results; and

•	Evaluation and analysis of marketing effectiveness.

•

Diversified client roster across a broad range of industries. Archway and RAZOR serve a list of leading North American marketers across a wide range of industries. No client represents greater than 10% of combined revenue and the top five clients account for less than 45% of revenue.

•

Visible, recurring revenue. Revenue is highly visible, as clients generally plan and budget their expenditures on annual cycles. Client contracts for RAZOR and Archway typically range from two to four years and more than 90% of estimated 2008 revenue is currently under contract.

•

Platform for consolidation in a large, highly-fragmented market. The combination of RAZOR and Archway creates a solid platform in a $175 billion industry* that is highly fragmented, creating significant opportunities to expand the geographic footprint, provide entry into new industry verticals or increase penetration with strategically important clients.

Mr. A. Clayton Perfall, Chief Executive Officer and Chairman of Union Street and Chief Executive Officer of AHL Services, stated, “We believe that the combination of RAZOR and Archway will create a uniquely positioned provider of integrated marketing operations management services. This new platform is expected to create significant value through increased scale, a greater breadth of complementary services, an expanded roster of clients, and a deeper pool of talent. Both RAZOR and Archway have strong track records of growth and we expect solid industry fundamentals to continue to support demand for outsourced marketing solutions in the years ahead. In addition, this transaction will provide capital in order to enhance organic growth and enable the company to leverage the newly established platform to pursue attractive acquisition opportunities in a highly fragmented marketplace.”

Mr. Mike Moroz, President of Archway, added, “We are very excited to be partnering with Union Street and RAZOR, as we expect it to add significant value to our existing offering. The combination will allow us to provide a greater breadth of marketing operations management services to our clients and will further differentiate Archway in the marketplace.”

Mr. Tom Cole, Co-President of RAZOR, continued, “We are very pleased to have the opportunity to partner with Archway in order to offer a true end-to-end marketing solution. We are extremely excited about this transaction, as it will allow us to offer a more complete marketing solution, serve a broader portfolio of clients, and enable us to continue our strong growth in the future. We expect many cross-selling opportunities between these complementary businesses and are excited to remain a part of the new team going forward. We believe this is a positive step for the future of RAZOR and will leave us well positioned for the opportunities that lie ahead.”

Combined RAZOR/Archway Historical Financial Highlights and 2008 Outlook

Gross revenue for the combined RAZOR/Archway businesses grew from $75.7 million in 2005 to $106.1 million in 2007, representing a two-year compound annual growth rate of 18.4%. Combined earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased from $3.4 million in 2005 to $14.9 million in 2007, reflecting a compound annual growth rate of 109.5%. EBITDA as a percent of gross revenues expanded from 4.5% in 2005 to 14.0% in 2007.

Based on current customer contracts and business trends, the combined companies’ gross revenue for the full year 2008 is expected to be approximately $116.5 to $122.8 million, representing a 9.8% to 15.7% increase from 2007. In addition, the combined companies’ EBITDA is expected to be in the range of $17.8 to $18.8 million, including approximately $750,000 of estimated incremental public company expenses, representing a 19.5% to 26.2% increase from 2007. 2008 revenue and EBITDA guidance excludes any benefits associated with cross-selling or elimination of redundant costs and does not include any potential acquisitions.

Summary of the Transaction

Under the terms of the acquisition agreements, Union Street will acquire RAZOR Business Strategy Consultants, LLC & Archway Marketing Services, for an aggregate purchase price of $110.3 million, of which $13.0 million will be paid in Union Street common stock. This implies a transaction multiple of 7.4 times 2007 combined EBITDA and 5.8 times projected 2008 combined EBITDA based on the midpoint of the guidance range of $17.8 to $18.8 million.

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Archway Marketing Services, Inc. Union Street will acquire Archway from AHL Services for a purchase price of $80.3 million, or 7.7 times Archway’s 2007 EBITDA and approximately 5.9 times projected 2008 EBITDA based on the midpoint of the guidance for Archway of $13.1 to $13.9 million. Mr. A. Clayton Perfall, who is the Chief Executive Officer and 5% shareholder of AHL and the Chief Executive Officer and Chairman of Union Street, will invest 100% of his after-tax proceeds into Union Street Common stock at a value of $8.00 per share. These after-tax proceeds are estimated to be approximately $3.0 million, bringing the total investment of Union Street management to $6.0 million. Shares purchased by Mr. Perfall will be restricted from sale, hedge or pledge for one year.

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RAZOR Business Strategy Consultants, LLC. Union Street will acquire RAZOR for a purchase price of $30.0 million, of which $10.0 million will be paid in Union Street common stock at a value of $7.60 per share. This implies a purchase price multiple of 6.7x RAZOR’s 2007 EBITDA and approximately 5.5 times projected 2008 EBITDA based on the midpoint of the guidance for RAZOR of $5.4 to $5.6 million. Common shares issued to RAZOR in connection with the transaction will be restricted from sale, hedge or pledge for two years.

Union Street expects to fund the RAZOR and Archway acquisitions with cash that is currently held in trust and the proceeds of a $30.0 million revolving credit facility under a signed commitment from Bank of America.

Upon consummation of the acquisitions, Mr. A. Clayton Perfall, Chief Executive Officer and Chairman of Union Street will remain Chief Executive Officer and Chairman of the newly formed company.

The transaction is currently expected to close in the third quarter of 2008. The closing of the acquisitions are subject to customary closing conditions, including the simultaneous closing of each transaction and approval of the acquisition agreements by the stockholders of Union Street. In addition, the closing is conditioned on holders of less than 20% of the shares of Union Street common stock voting against the acquisitions and electing to convert their Union Street common stock into cash, as permitted by the Union Street certificate of incorporation.

Following the completion of the transaction, the board of directors of Union Street will remain unchanged.

Conference Call Information

Union Street will host a conference call to discuss the transaction at 4:30 p.m. Eastern Time today Wednesday, February 27, 2008. Investors may listen to the call via telephone by dialing (888) 801-6494 (pass code 5531474), or for international callers, (913) 312-1456. A telephone replay will be available shortly after the call and can be accessed by dialing (888) 203-1112 (pass code 5531474), or for international callers, (719) 457-0820. The replay will be available until March 12, 2008, at 11:59 p.m. Eastern Time.

About Union Street Acquisition Corp.

Union Street Acquisition Corp. is a blank check company organized to acquire one or more operating businesses in the business services industry, specifically in the marketing services, business information services, human capital management, facilities and logistics services, and professional services sectors. The company completed its initial public offering of 12.5 million units on February 9, 2007, generating gross proceeds of approximately $100 million. Each unit was comprised of one share of USQ common stock and one warrant exercisable at $6.00 per share. As of December 31, 2007, Union Street held approximately $100.2 million in a trust account maintained by an independent trustee, which will be released to Union Street upon the consummation of the business combination.

*	Source: Direct Marketing Association Statistical Fact Book 2007

Company Contact:

A. Clayton Perfall

Chief Executive Officer

Union Street Acquisition Corp.

703.682.0731

Investor Relations Contact:

Devlin Lander

Integrated Corporate Relations

415.292.6855

Use of Non-GAAP Financial Information

This press release includes disclosure of EBITDA, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the SEC. Union Street believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it indicates more clearly the ability of RAZOR and Archway’s assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due. We have included a reconciliation of EBITDA to net income in the accompanying tables.

Forward-Looking Statements

This press release, and other statements that Union Street may make, including statements about the benefits of the transactions with Archway and RAZOR, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Union Street’s, Archway’s and RAZOR’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Union Street cautions that forward-looking statements are based largely on expectations and projections about future events and future trends, and are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Union Street assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Union Street’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Union Street’s filings with the SEC, including its report on Form 10-Q for the period ended September 30, 2007. The information set forth herein should be read in light of such risks. Neither Union Street nor Archway or RAZOR assumes any obligation to update the information contained in this press release.

Union Street’s prospectus and subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Additional Information

Union Street intends to file with the SEC a proxy statement on Schedule 14A in connection with the proposed transaction. STOCKHOLDERS OF UNION STREET AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, UNION STREET’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE SUCH PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s website http://www.sec.gov or by directing a request to Union Street Acquisition Corp. 102 South Union Street, Alexandria, VA 22314. As a result of the review by the SEC of the proxy statement, Union Street may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Such persons can also read Union Street’s final prospectus, dated February 5, 2007, for a description of the security holdings of the Union Street officers and directors and of Banc of America Securities LLC and Morgan Joseph, the underwriters of Union Street’s initial public offering consummated on February 9, 2007, and their respective interests in the successful consummation of this business combination.

Union Street and its officers and directors may be deemed to have participated in the solicitation of proxies from Union Street’s stockholders in favor of the approval of the acquisitions. Information concerning Union Street’s directors and executive officers is set forth in the publicly filed documents of Union Street. Stockholders may obtain more detailed information regarding the direct and indirect interests of Union Street and its directors and executive officers in the acquisitions by reading the preliminary and definitive proxy statements regarding the acquisitions, which will be filed with the SEC.

Historical EBITDA Reconciliation

$ in millions	2005			2006			2007E (3)
	Archway	Razor	Combined	Archway	Razor	Combined	Archway	Razor	Combined
Net income/(loss) from Continuing Operations	$(4.80)	$2.13	$(2.67)	$1.87	$2.35	$4.22	$7.55	$4.07	$11.61

Net Income Adjustments
Income tax (expense)				(0.75)	(0.94)	(1.69)	(3.02)	(1.63)	(4.65)
Depreciation/Amortization
Interest income/(expense), net
Incremental Public Company Costs

Adjusted Net Income (1)	(4.80)	2.13	(2.67)	1.12	1.41	2.53	4.53	2.44	6.97

Depreciation and Amortization	3.16	0.17	3.33	3.31	0.28	3.58	2.85	0.42	3.27
Interest income (expense), net	0.01	0.07	0.08	(0.05)	0.02	(0.03)	0.00	(0.03)	(0.03)
Income tax expense				0.75	0.94	1.69	3.02	1.63	4.65
Non-recurring items(2)	2.64	—	2.64	—	—	—			—

EBITDA	$1.01	$2.38	$3.39	$5.12	$2.65	$7.77	$10.40	$4.46	$14.86

(1)	Adjusted Net Income assumes an effective tax rate of 40% for years 2006 and 2007E
(2)	Archway 2005 non-recurring items include start-up costs associated with two new facility openings of $1.7M and $0.4M, respectively and $0.5M of other items
(3)	2007 results based upon unaudited estimates of the financial performance of Archway and RAZOR

Projected EBITDA Reconciliation

$ in millions	2008E Midpoint
	Archway	Razor	Combined
Net income/(loss) from Continuing Operations	$10.59	$4.80	$15.39

Net Income Adjustments
Income tax (expense)	(4.00)	(1.85)	(5.86)
Depreciation/Amortization	(0.05)	0.05	0.00
Interest income/(expense), net(1)	—	—	—
Incremental Public Company Costs (2)	(0.53)	(0.22)	(0.75)

Adjusted Net Income (3)(4)	6.01	2.78	8.79

Depreciation and Amortization	2.96	0.63	3.59
Interest income (expense), net	0.00	0.02	0.02
Income tax expense	4.00	1.85	5.86
Non-recurring items			—

EBITDA	$12.97	$5.28	$18.25

(1)	Assumes no shareholder redemptions
(2)	Reflects an estimate of a half year of incremental costs
(3)	Adjusted Net Income assumes an effective tax rate of 40% for 2008E
(4)	2008E Adjusted Net Income assumes Depreciation and Amortization expense is 3% of revenue